Exhibit 5.1









                               _________ __, 1998







Utah Resources International, Inc.
297 West Hilton Drive, Suite #4
St. George, Utah  84770


                  Re: Registration of 1,000,000 Shares of Common Stock $.10 par value per share


Ladies and Gentlemen:

         We have acted as counsel to Utah Resources International, Inc., a Utah corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1, filed by the Company with the Securities and Exchange Commission (the "Commission") on ________ __, 1998 (the "Registration Statement"). The Registration Statement relates to the proposed sale of up to 533,000 shares of the Company's Common Stock, $.10 par value per share (the "Shares") as described in the Registration Statement.

         We have examined such documents and corporate and other records as we deemed necessary for the purpose of rendering this opinion, including the Company's Articles of Incorporation, the Company's By-Laws, the Registration Statement pursuant to which the Shares are to be registered under the Securities Act of 1933, as amended (the "Act"), and records of corporate proceedings.


         Based upon the foregoing, it is our opinion that the 1,000,000 shares of Common Stock to be offered and sold by the Company, when sold and delivered against payment as provided in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.


        In rendering the foregoing opinion, we have relied to the extent we deem such reliance appropriate, without investigation, on certificates and other communications from public officials and from officers of the Company.

         We have assumed that documents we have reviewed in connection with this opinion which purport to have been executed by parties other than the Company have been duly executed by such parties and that such parties had all requisite power to enter into and perform all obligations thereunder, that execution and delivery thereof has been duly authorized by all requisite action and that the subject instruments are valid and binding upon such parties.

        Wherever we indicate that our opinion with respect to the existence or absence of facts is based "to our knowledge," our opinion is based solely on the current actual knowledge of the attorneys currently with our firm who have represented the Company and of any other attorneys currently in our firm whom we have determined are likely, in the course of representing the Company, to have knowledge of the matters covered by this opinion; we have made no independent investigation as to any such factual matters. Further, we have been engaged as counsel to the Company since July 13, 1996. We have no knowledge and render no opinion regarding any matters regarding the Company prior to that date.

        We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to originals of all documents submitted to us as copies.

         Our opinion is limited to the laws of the United States in effect on the date hereof as they presently apply, except that our opinion does include and address matters of corporate authority and organization applicable to Utah corporations under Utah corporate law.

         This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any government agency or any other person without our prior written consent, and no one other than the addressee hereof is entitled to rely on this opinion.

         This opinion is given to you as of the date hereof and we assume no obligation to advise you of changes in law or fact subsequent to the date hereof or of facts of which we become aware after the date hereof.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                               Very truly yours,